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                                                                    Exhibit 23.3



                          CONSENT OF GRANT THORNTON LLP



We have issued our report dated January 10, 2000, accompanying the financial statements of DM Mortgage Investors, LLC contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/S/ GRANT THORNTON LLP



Reno, Nevada
March 14, 2000